FIRST
AMENDMENT TO GENERAL PARTNERSHIP AGREEMENT


OF


OLY WALDEN GENERAL PARTNERSHIP


          THIS FIRST AMENDMENT TO GENERAL PARTNERSHIP AGREEMENT OF OLY WALDEN GENERAL PARTNERSHIP (this "Amendment") is entered into this 30th day of September, 1998 by and among Oly/Houston Walden, L.P., a Texas limited partner ("Olympus"), Oly/FM Walden, L.P., a Texas limited partnership ("FM") and Stratus Ventures I Walden, L.P., a Texas limited partnership ("Stratus").


W I T N E S S E T H


          WHEREAS, Oly Walden General Partnership, a Texas general partnership (the "Partnership") was formed on April 8, 1998, pursuant to that certain General Partnership Agreement of Oly Walden General
Partnership (the "Partnership Agreement"), with Olympus as the initial Financial Partner and FM as the initial Operating Partner.

          WHEREAS, pursuant to that certain Assignment of Partnership Interest dated of even date herewith, FM assigned its partnership interest in the Partnership to Stratus.

          WHEREAS, Olympus, FM and Stratus desire to amend the Partnership Agreement in certain respects.

          NOW, THEREFORE, Olympus, FM and Stratus hereby agree as follows:


1. Consent. Olympus hereby consents to (i) the assignment by FM to Stratus of FM's interests in the Partnership, and acknowledges the withdrawal of FM from the Partnership. Olympus hereby acknowledges and agrees that from and after the date hereof, Stratus shall be deemed to be a partner of the Partnership. In connection therewith, Stratus hereby assumes all of the obligations of FM under the Partnership Agreement and is hereby entitled to all of the rights and benefits of FM under the Partnership Agreement. Effective from the date hereof, (i) all references in the Partnership Agreement to "FM" shall become "Stratus" and (ii) all references to "Partner" or "Partners" in the Partnership Agreement shall be deemed to include Stratus instead of FM.

2. Definitions. The following terms hereby replace or are hereby inserted as definitions in Section 1.1 of the Partnership Agreement:

              "Development Loan Agreement" shall mean that certain Development Loan Agreement dated September 30, 1998, by and between Oly Walden General Partnership and Bank One, Texas, National Association.

               "Escrow Deposit" shall have the meaning set forth in the Development Loan Agreement.

               "Operating Partner" shall mean Stratus Ventures I Walden, L.P., a Texas limited partnership, together with its successors or assigns.

          3.   Escrow Deposit.  The following is hereby inserted as the new
          Section 3.3 of the Partnership Agreement and the current Section
          3.3 and 3.4 are renumbered Section 3.4 and 3.5, respectively:

               3.3 Escrow Deposit. Pursuant to the Development Loan Agreement, the Escrow Deposit was delivered by an affiliate of the Operating Partner (the "Guarantor") on behalf of the Partnership to Bank One, Texas. In consideration of the payment of the Escrow Deposit by the Guarantor, the Partnership agrees to pay to the Guarantor an amount equal to twelve percent (12%) per annum, minus the interest accruing on the outstanding portion of the Escrow Deposit compounded at the rate of return on the Escrow Deposit held by Bank One, Texas (the "Interest Spread"), until the Escrow Deposit has been released or applied to the loan evidenced by the Development Loan Agreement. In the event the Escrow Deposit is applied to the loan evidenced in part by the Development Loan Agreement, the Financial Partner shall elect to call a Mandatory Additional Contribution in an amount necessary to reimburse the Guarantor for the portion of the Escrow Deposit and the Interest Spread which has not been paid by the Partnership to the Guarantor.

          4. Distributions. Section 6.1 of the Partnership Agreement is hereby deleted in its entirety and the following is inserted in its place:

               6.1 Distributions. No later than thirty (30) days after the end of each Distribution Period during which the Partnership has Cash Flow, such Cash Flow shall be distributed as set forth below and in the order of priority as set forth below.

(i) First, to the payment of debt pursuant to the terms of the Development Loan Agreement; then
(ii) Second, to the payment of the Escrow Deposit and the Interest Spread.

     Then, the Partnership shall receive 78.4314% of all Cash Flow until the special distribution interest to be paid to Richard A. Gray, Jr. pursuant to that certain Profits Participation letter agreement dated April 9, 1998 has been paid in full, at which time the Partnership shall receive 98.0392% of all Cash Flow, to be distributed as set forth below and in the order of priority as set forth below.

(iii) Third, to the payment of the Mezzanine Financing pursuant to the terms of the Mezzanine Loan Agreement; then
(iv) Fourth, to the payment of the Preferred Return on the Unreturned Capital of each Partner in proportion to each Partner's Capital
Contribution; then
(v) Fifth, to the return, pari passu of the Capital Contributions to each Partner; then
(vi) Sixth, to each Partner in proportion to the Sharing Ratios.

     Notwithstanding anything to the contrary contained in this Section 6.1, the extent there is available Cash Flow, the Partners agree to make distributions to the Financial Partner in the amount of its federal income tax liability; provided, however, before any future distributions of Cas h Flow are made for items (iii) through (vi) above, the Operating Partner shall receive a proportionate distribution based on the Sharing Ratio.


     5. Release from Liability Under the Buy/Sell. The following is hereby inserted to the end of Section 7.3(f) of the Partnership
     Agreement:
     Notwithstanding anything to contrary contained in this Agreement, in the event the closing of the Buy/Sell transaction occurs, at such closing the Escrow Deposit shall be paid in full by the Partnership.


     6. Confirmation of the Partnership Agreement. Except as modified by this Amendment, the Partnership Agreement is hereby confirmed.

     7. Counterparts. This Amendment may be executed in several counterparts, all of which, when taken together, shall constitute one and the same agreement. An executed copy of this Amendment transmitted by telecopy shall be sufficient as an original for all purposes.

     8. Captions. The captions preceding the various provisions of this Amendment have been inserted solely for convenience of reference and shall not be used in construing this Amendment.

     [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


               IN WITNESS WHEREOF, Olympus and FM have executed this Amendment the day and year first set forth above.

     OLYMPUS:
     OLY/HOUSTON WALDEN, L.P.,
     a Texas limited partnership
     By:  Oly PF Village GP, LLC,
     a Texas limited liability company,
     its sole general partner


     By:/s/ Hal R. Hall
        ---------------
     Name:Hal R. Hall
     Title:Vice President
     FM:
     OLY/FM WALDEN, L.P.,
     a Texas limited partnership
     By:  Oly Fund II GP Investments, L.P.,
     a Texas limited partnership,
     its general partner
     By:  Oly Real Estate Partners II, L.P.,
     a Texas limited partnership,
     its general partner
     By:  Oly REP II, L.P.,
     a Texas limited partnership,
     its general partner
     By:  Oly Fund II, LLC,
     a Texas limited liability company,
     its general partner
     By:/s/ Hal R. Hall
     ------------------
     Name:Hal R. Hall
     Title:Vice President



     STRATUS:
:
     STRATUS VENTURES I WALDEN, L.P.,
     a Texas limited partnership
     By:  STRS L.L.C.,
     a Delaware limited liability company,
     its general partner
     By:  Stratus Properties Inc.,
     a Delaware corporation,
     its sole member


     By:/s/ William H. Armstrong III
     -------------------------------
     William H. Armstrong, III
     President and CEO